As filed with the Securities and Exchange Commission on March 19, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

the Securities Act of 1933

BUCA, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	41-1802364
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of principal executive offices)	(Zip Code)

1996 STOCK INCENTIVE PLAN OF

BUCA, INC. AND AFFILIATED COMPANIES

(Full title of the plan)

Joseph M. Micatrotto

1300 Nicollet Mall, Suite 5003

Minneapolis, Minnesota 55403

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (612) 288-2382

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock, $.01 par value	400,000 shares	$6.50	$2,600,000	$329

(1)	Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant’s Common Stock on March 15, 2004 as reported on the Nasdaq National Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 400,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 1996 Stock Incentive Plan of BUCA, Inc. and Affiliated Companies, as amended (the “Plan”). The Registration Statements on Form S-8 related to the Plan and amendments thereof, previously filed with the Commission on May 12, 1999 (File No. 333-78295), on October 18, 2000 (File No. 333-48154), on July 13, 2001 (File No. 333-65130) and on September 10, 2002 (File No. 333-99385), are incorporated by reference herein.

EXHIBITS

Exhibit	Description

5	Opinion of Faegre & Benson LLP

23.1	Consent of Faegre & Benson LLP (contained in Exhibit 5 to this Registration Statement)

23.2	Consent of Deloitte & Touche LLP

24	Powers of Attorney

99	1996 Stock Incentive Plan of BUCA, Inc. and Affiliated Companies, as amended

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, State of Minnesota, on this 19th day of March, 2004.

BUCA, INC.

By	/s/ Greg A. Gadel

Greg A. Gadel Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 19th day of March, 2004.

Signature	Capacity
Joseph P. Micatrotto*	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ Greg A. Gadel	Executive Vice President, Chief Financial Officer,
Greg A. Gadel	Treasurer and Secretary (Principal Financial and Accounting Officer)

Peter J. Mihajlov*	Director )
Sidney J. Feltenstein*	Director ) A majority of the
John P. Whaley*	Director ) Board of Directors
Paul Zepf*	Director )

*	Greg A. Gadel, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers and/or directors of the Company pursuant to powers of attorney duly executed by such persons.

By	/s/ Greg A. Gadel

Greg A. Gadel, Attorney-in-Fact